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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 23, 1998 in the registration statements on Form S-8 (No. 333-24217, No. 333-50189, and No. 333-59615) of Brooke Group
Ltd., relating to the consolidated balance sheets of Thinking Machines Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' investment and cash flows for the year ended December 31, 1997 and the period from February 8, 1996 (inception) to December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of New Valley Corporation.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                     --------------------------
                                                     ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 6, 1999